UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2019

China Bat Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China

 (Address of Principal Executive Offices)

+86 (010) 59441080

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, including in China Bat Group, Inc.’s (the “Company”) Form 10-K for the year ended December 31, 2019, on January 18, 2019, Plaintiff, the Company, in its capacity as a nominal defendant, and defendants Long Yi, the Company’s CFO and a current member of the Company’s Board of Directors (the “Board”) and John F. Levy, a former member of the Board entered into the Stipulation in the action filed derivatively on behalf of the Company in the U.S. District Court Southern District of New York, Kodali v. Qin, et al., Case No. 1:15-00806. On April 4, 2019, the Court issued an order preliminarily approving the proposed settlement and providing for the notice of the settlement to be made to the Company’s shareholders.

The press release regarding the Notice of Proposed Settlement of Derivative Action and a copy of the Notice is attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively and is incorporated into this Item 8.01 by reference. The full Notice of Proposed Settlement of Derivative Action and Stipulation and Agreement of Settlement are available on the Company’s Investor Relations page (http://ir.imbatcar.com/). The contents of the Company’s corporate website shall not be deemed to be incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release regarding the Derivative Notice of Proposed Settlement, dated April 12, 2019
99.2	Notice of Proposed Settlement of Derivative Action

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAT GROUP, INC.

Date: April 12, 2019	By:	/s/ Jiaxi Gao
	Name:	Jiaxi Gao
	Title:	Chief Executive Officer

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